EXHIBIT 99.2


                                                          CONFORMED COPY








                         AGREEMENT AND PLAN OF MERGER

                                  dated as of

                               February 6, 1999

                                     among

                              EXECUTIVE RISK INC.

                             THE CHUBB CORPORATION

                                      and

                          EXCALIBUR ACQUISITION, INC.



                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
                                 ARTICLE 1
                                Definitions
Section 1.1.  Definitions..................................................  2

                                 ARTICLE 2
                                The Merger
Section 2.1.  The Merger...................................................  6
Section 2.2.  Organizational Documents.....................................  7
Section 2.3.  Directors and Officers.......................................  7

                                 ARTICLE 3
               Conversion of Securities and Related Matters
Section 3.1.  Conversion of Capital Stock..................................  8
Section 3.2.  Fractional Shares; Adjustments...............................  8
Section 3.3.  Exchange of Certificates.....................................  9
Section 3.4.  Company Stock Options........................................ 11

                                 ARTICLE 4
               Representations and Warranties of The Company
Section 4.1.  Corporate Existence and Power................................ 12
Section 4.2.  Corporate Authorization...................................... 13
Section 4.3.  Governmental Authorization................................... 13
Section 4.4.  Non-Contravention............................................ 13
Section 4.5.  Capitalization............................................... 14
Section 4.6.  Subsidiaries................................................. 15
Section 4.7.  The Company SEC Documents.................................... 16
Section 4.8.  Financial Statements; No Material Undisclosed
              Liabilities.................................................. 16
Section 4.9.  Information to Be Supplied................................... 17
Section 4.10. Absence of Certain Changes................................... 18
Section 4.11. Litigation................................................... 18
Section 4.12. Taxes........................................................ 18
Section 4.13. Employees and Employee Benefits.............................. 19
Section 4.14. Compliance with Insurance Laws; Licenses and
              Permits...................................................... 21
Section 4.15. Insurance Matters............................................ 23
Section 4.16. Liabilities and Reserves..................................... 24
Section 4.17. Title to Properties.......................................... 25
Section 4.18. Intellectual Property........................................ 25
Section 4.19. Environmental Matters........................................ 25
Section 4.20. Finders' Fees; Opinions of Financial Advisor................. 26
Section 4.21. Required Vote; Board Approval................................ 26
Section 4.22. State Takeover Statutes; Rights Agreement.................... 26
Section 4.23. Tax Treatment................................................ 27
Section 4.24. Year 2000 Compliance......................................... 27

                                 ARTICLE 5
                 Representations and Warranties of Parent
Section 5.1.  Corporate Existence and Power................................ 28
Section 5.2.  Corporate Authorization...................................... 28
Section 5.3.  Governmental Authorization................................... 28
Section 5.4.  Non-Contravention............................................ 29
Section 5.5.  Capitalization of Parent and MergerSub....................... 29
Section 5.6.  Parent SEC Documents......................................... 30
Section 5.7.  Financial Statements; No Material Undisclosed
              Liabilities.................................................. 30
Section 5.8.  Information to Be Supplied................................... 32
Section 5.9.  Absence of Certain Changes................................... 32
Section 5.10. Litigation................................................... 32
Section 5.11. Compliance with Laws; Licenses and Permits................... 33
Section 5.12. Finders' Fees................................................ 33
Section 5.13. Liabilities and Reserves..................................... 33
Section 5.14. Year 2000 Compliance......................................... 34
Section 5.15. Tax Treatment................................................ 34

                                 ARTICLE 6
                         Covenants of The Company
Section 6.1.  The Company Interim Operations............................... 35
Section 6.2.  Stockholder Meeting.......................................... 38
Section 6.3.  Acquisition Proposals; Board Recommendation.................. 38
Section 6.4.  Transfer Taxes............................................... 40
Section 6.5.  Retention Program............................................ 40
Section 6.6.  Certain Agreements........................................... 40

                                 ARTICLE 7
                            Covenants of Parent
Section 7.1.  Parent Interim Operations.................................... 41
Section 7.2.  Director and Officer Liability............................... 42
Section 7.3.  Employee Benefits............................................ 43
Section 7.4.  Stock Exchange Listing....................................... 44
Section 7.5.  Conduct of MergerSub......................................... 44

                                 ARTICLE 8
                    Covenants of Parent and The Company
Section 8.1.  Reasonable Best Efforts...................................... 44
Section 8.2.  Certain Filings; Cooperation in Receipt of Consents.......... 44
Section 8.3.  Public Announcements......................................... 45
Section 8.4.  Access to Information; Notification of Certain Matters....... 46
Section 8.5.  Further Assurances........................................... 47
Section 8.6.  Tax and Accounting Treatment................................. 47
Section 8.7.  Affiliate Letters............................................ 47

                                 ARTICLE 9
                         Conditions to the Merger
Section 9.1.  Conditions to the Obligations of Each Party.................. 47
Section 9.2.  Conditions to the Obligations of The Company................. 48
Section 9.3.  Conditions to the Obligations of Parent and
              MergerSub.................................................... 47

                                ARTICLE 10
                                Termination
Section 10.1.  Termination................................................. 50
Section 10.2.  Effect of Termination....................................... 51
Section 10.3.  Fees and Expenses........................................... 52

                                ARTICLE 11
                               Miscellaneous
Section 11.1.  Notices..................................................... 53
Section 11.2.  Survival of Representations, Warranties and
               Covenants after the Effective Time.......................... 54
Section 11.3.  Amendments; No Waivers...................................... 55
Section 11.4.  Successors and Assigns...................................... 55
Section 11.5.  Governing Law............................................... 55
Section 11.6.  Counterparts; Effectiveness; Third Party
               Beneficiaries............................................... 56
Section 11.7.  Jurisdiction................................................ 56
Section 11.8.  Waiver of Jury Trial........................................ 56
Section 11.9.  Enforcement................................................. 56
Section 11.10. Entire Agreement........ ................................... 56


                                 EXHIBITS

Exhibit A    --  Rule 145 Affiliate's Letter


                                 SCHEDULES

Company Disclosure Schedule
Parent Disclosure Schedule
Schedule 6.01(i)
Schedule 7.03(c)


                                 AGREEMENT AND PLAN OF MERGER

               AGREEMENT AND PLAN OF MERGER dated as of February 6, 1999 among Executive Risk Inc., a Delaware corporation (the "Company"), The Chubb Corporation, a New Jersey corporation ("Parent"), and Excalibur Acquisition, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent ("MergerSub").

                                           RECITALS

               WHEREAS, the Boards of Directors of the Company and Parent each have determined that a business combination between the Company and Parent is advisable and in the best interests of their respective companies and stockholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits, and accordingly have agreed to effect the merger provided for herein upon the terms and subject to the conditions set forth herein;

               WHEREAS, the parties hereto intend that the merger provided for herein shall qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the U.S. Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the "Code") (a "368 Reorganization");

               WHEREAS, concurrently with entering into this Agreement, the Company has granted Parent an option to acquire up to 19.9% of newly issued Company Common Shares (as defined below) on the terms and subject to the conditions set forth in the Stock Option Agreement between the Company and Parent dated as of the date hereof (the "Stock Option Agreement"); and

               WHEREAS, by resolutions duly adopted, the respective Boards of Directors of the Company, Parent and MergerSub have approved and adopted this Agreement, the Stock Option Agreement and the transactions contemplated hereby.

               NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound, the parties hereto agree as follows:


                                   ARTICLE 1
                                  Definitions

               Section 1.1. Definitions. (a) As used herein, the following terms have the following meanings:

               "Acquisition Proposal" means any offer or proposal for, or indication of interest in, a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving, or any purchase of 30% or more of (i) any class of equity securities of the Company or Executive Risk Indemnity Inc. or
(ii) the consolidated assets of the Company and its Subsidiaries or Executive Risk Indemnity Inc., other than the transactions contemplated by this Agreement and the Stock Option Agreement.

               "Affiliate" means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person. For purposes of this definition, the term "control" (including the correlative terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

               "Business Day" means any day other than a Saturday, Sunday or one on which banks are authorized by law to close in New York, New York.

               "Company Balance Sheet" means the Company's consolidated balance sheet included in the Company 10-K relating to its fiscal year ended on December 31, 1997.

               "Company Common Share" means one share of common stock of the Company, $.01 par value per share.

               "Company SEC Documents" means (i) the annual reports on Form 10-K of the Company (the "Company 10-Ks") for the fiscal years ended December 31, 1996 and December 31, 1997, (ii) the quarterly reports on Form 10-Q of the Company (the "Company 10-Qs") for the fiscal quarters ended September 30, June 30 and March 31 of fiscal year 1998, (iii) the Company's proxy or information statements relating to meetings of, or actions taken without a meeting by, the Company stockholders held since December 31, 1996, and (iv) all other reports, filings, registration statements and other documents filed by the Company with the SEC since December 31, 1996.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               "Governmental Entity" means any federal, state or local governmental authority, any transgovernmental authority or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign.

               "knowledge" (and all correlative terms) as to any party means to the knowledge of the executive officers of such party identified in Section 1.01(a) of that party's Disclosure Schedule.

               "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, provided, however, that the term "Lien" shall not include (i) liens for water and sewer charges and current taxes not yet due and payable or being contested in good faith and (ii) mechanics', carriers', workers', repairers', materialmen's, warehousemen's and other similar liens arising or incurred in the ordinary course of business.

               "Material Adverse Effect" means a material adverse effect on the financial condition, business or results of operations of a Person and its Subsidiaries, taken as a whole, other than effects caused by (i) changes in general economic or securities markets conditions, (ii) changes that affect the insurance industry in general or (iii) the public announcement of the transactions contemplated by this Agreement. "Parent Material Adverse Effect" means a Material Adverse Effect in respect of Parent and "Company Material Adverse Effect" means a Material Adverse Effect in respect of the Company.

               "NYSE" means The New York Stock Exchange.

               "Parent Balance Sheet" means Parent's consolidated balance sheet included in the Parent 10-K relating to its fiscal year ended on December 31, 1997.

               "Parent Common Share" means one share of common stock of Parent, par value $1.00 per share.

               "Parent Insurance Subsidiaries" means the Subsidiaries which conduct Parent's insurance operations.

               "Parent SEC Documents" means (i) Parent's annual reports on Form 10-K for its fiscal years ended December 31, 1996 and December 31, 1997 (the "Parent 10-Ks"), (ii) Parent's quarterly reports on Form 10-Q (the "Parent 10-Qs") for its fiscal quarters ended September 30, June 30 and March 31, of fiscal year 1998, (iii) Parent's proxy or information statements relating to meetings of, or actions taken without a meeting by, Parent's stockholders held since December 31, 1996, and (iv) all other reports, filings, registration statements and other documents filed by it with the SEC since December 31, 1996.

               "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including any Governmental Entity.

               "Proxy Statement/Prospectus" means the proxy statement/ prospectus including the Registration Statement and the proxy statement for the Company Stockholder Meeting, together with any amendments or supplements thereto.

               "Registration Statement" means the Registration Statement on Form S-4 registering under the Securities Act the Parent Common Shares issuable in connection with the Merger.

               "SEC" means the Securities and Exchange Commission.

               "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               "Subsidiary" means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are directly or indirectly owned by such Person. "Parent Subsidiary" means a Subsidiary of Parent and "Company Subsidiary" means a Subsidiary of the Company.

               "Superior Proposal" means a bona fide, written Acquisition Proposal for all of the outstanding Company Common Shares that is on terms that a majority of the Company's Board of Directors determines in good faith (after consultation with an investment bank of nationally recognized reputation and the Company's outside counsel) would result in a transaction, if consummated, that is more favorable to the Company's stockholders, from a financial point of view (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal including any break-up fees, expense reimbursement provisions, conditions to consummation and the identity of the offeror) than the transactions contemplated hereby (after giving effect to any revised proposal made by or on behalf of Parent prior to the end of the three-Business-Day-period referred to in Section 6.3(d)).

           (b) Each of the following terms is defined in the Section set forth opposite such term:

       Terms                                        Section
       -------------------------------              --------
       Certificate of Merger                        2.1(b)
       Certificates                                 3.3(a)
       Closing                                      2.1(d)
       Code                                         Recitals
       Company                                      Preamble
       Company Actuarial Analyses                   4.15(c)
       Company Employee Plans                       4.13(a)
       Company Insurance Contracts                  4.15(a)
       Company Insurance Subsidiaries               4.6(b)
       Company Intellectual Property                4.18
       Company Material Adverse Effect              1.1(a)
       Company Option                               3.4(a)
       Company Recommendation                       6.2
       Company Returns                              4.12
       Company SAP Statements                       4.8(b)
       Company Securities                           4.5(b)
       Company Stockholder Approval                 4.21(a)
       Company Stockholder Meeting                  6.2
       Company Subsidiary                           1.1(a)
       Company Systems                              4.24
       Company 10-Ks                                1.1(a)
       Company 10-Qs                                1.1(a)
       Confidentiality Agreement                    8.4(a)
       DGCL                                         2.1(a)
       Effective Time                               2.1(b)
       Employees                                    7.3(a)
       End Date                                     10.1(b)(i)
       Environmental Laws                           4.19(b)
       ERISA                                        4.13(a)
       ERISA Affiliate                              4.13(a)
       Exchange Agent                               3.3(a)
       Exchange Fund                                3.3(a)
       GAAP                                         4.8(a)
       HSR Act                                      4.3(b)
       Indemnified Parties                          7.2(b)
       Insurance Laws                               4.14(a)
       Insurance Subsidiaries                       4.6(b)
       Laws                                         4.14(b)
       Merger                                       2.1(a)
       MergerSub Common Share                       3.1(a)
       Merger Consideration                         3.1(b)
       MergerSub                                    Preamble
       Multiemployer Plan                           4.13(b)
       Owned Property                               4.17
       Parent                                       Preamble
       Parent Cumulative Preferred                  5.5(a)
       Parent Material Adverse Effect               1.1(a)
       Parent Option                                3.4(a)
       Parent SAP Statements                        5.7(b)
       Parent Securities                            5.5(b)
       Parent Serial Preferred                      5.5(a)
       Parent Subsidiary                            1.1(a)
       Parent Systems                               5.14
       Parent 10-Ks                                 1.1(a)
       Parent 10-Qs                                 1.1(a)
       Retirement Plan                              4.13(b)
       Rights                                       3.1(b)
       Rights Agreement                             3.1(b)
       Stock Option Agreement                       Preamble
       Surviving Corporation                        2.1(a)
       Termination Fee                              10.3(e)
       Third Party Acquisition Event                10.3(f)
       368 Reorganization                           Recitals
       Transfer Taxes                               6.4
       Year 2000 Compliant                          4.24


                                   ARTICLE 2
                                  The Merger

               Section 2.1. The Merger. (a) At the Effective Time, MergerSub shall be merged (the "Merger") with and into the Company in accordance with the terms and conditions of this Agreement and of the General Corporation Law of the State of Delaware (the "DGCL"), at which time the separate existence of MergerSub shall cease and the Company shall be the surviving corporation (the "Surviving Corporation").

               (b) Not later than the second Business Day after satisfaction or, to the extent permitted hereby, waiver of the conditions set forth in
Article 9 (other than conditions that by their nature are to be satisfied at the Closing, but subject to those conditions), the Company and MergerSub will file a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware and make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL or at such later time which the parties hereto shall have agreed upon and designated in such Certificate of Merger as the effective time of the Merger (the "Effective Time").

               (c) From and after the Effective Time, the Merger shall have the effects set forth in the DGCL.

               (d) The closing of the Merger (the "Closing") shall be held at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY (or such other place as agreed by the parties) at 10:00 a.m. New York City time on a date to be specified by the parties, which shall be no later than the second Business Day after satisfaction or, to the extent permitted hereby, waiver of the conditions set forth in Article 9 (other than conditions that by their nature are to be satisfied at the Closing, but subject to those conditions), unless the parties hereto agree to another date or time.

               Section 2.2. Organizational Documents. The Certificate of Merger shall provide that at the Effective Time (i) the Company's certificate of incorporation in effect immediately prior to the Effective Time shall be the Surviving Corporation's certificate of incorporation and (ii) MergerSub's bylaws in effect immediately prior to the Effective Time shall be the Surviving Corporation's bylaws, in each case until amended in accordance with applicable law.

               Section 2.3. Directors and Officers. From and after the Effective Time (until successors are duly elected or appointed and qualified),
(i) MergerSub's directors at the Effective Time shall be the Surviving Corporation's directors and (ii) the Company's officers immediately prior to the Effective Time shall be the Surviving Corporation's officers.


                                   ARTICLE 3
                 Conversion of Securities and Related Matters

               Section 3.1. Conversion of Capital Stock. At the Effective Time, by virtue of the Merger:

               (a) Each share of common stock of MergerSub (each, a "MergerSub Common Share") outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation.

               (b) Except as otherwise provided in Section 3.1(c) or Section 3.2(a), each Company Common Share outstanding immediately prior to the Effective Time, together with the rights ("Rights") attached thereto and issued pursuant to the Amended and Restated Rights Agreement dated as of November 12, 1998, between the Company and Chasemellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agreement"), shall be converted into the right to receive 1.235 Parent Common Shares. This Agreement shall refer to the Parent Common Shares required to be issued pursuant to this Section 3.1(b), together with any cash payments required to be made in lieu of fractional Parent Common Shares, collectively as the "Merger Consideration."

               (c) Each Company Common Share held by the Company as treasury stock or owned by Parent or any Parent Subsidiary immediately prior to the Effective Time shall be canceled, and no payment shall be made in respect thereof.

               Section 3.2. Fractional Shares; Adjustments. (a) No fractional Parent Common Shares shall be issued in the Merger. All fractional Parent Common Shares that a holder of any Company Common Shares would otherwise be entitled to receive as a result of the Merger shall be aggregated. If a fractional Parent Common Share results from such aggregation, the holder shall be entitled to receive, in lieu thereof, a cash amount, without interest, determined by multiplying the closing sale price of a Parent Common Share on the New York Stock Exchange on the trading day immediately preceding the Effective Time by the fraction of a Parent Common Share to which such holder would otherwise have been entitled. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent (as hereinafter defined) shall so notify Parent, and Parent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional share interests, subject to and in accordance with the terms of Section 3.3.

               (b) If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of Parent or securities convertible or exchangeable into capital stock of Parent shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any dividend or distribution thereon (other than regular quarterly cash dividends) or a record date with respect to any of the foregoing shall occur during such period, the number of Parent Common Shares constituting part of the Merger Consideration shall be appropriately adjusted to provide to the holders of the Parent Common Shares and the Company Common Shares the same economic effect as contemplated by this Agreement prior to the consummation of such event.

               Section 3.3.  Exchange of Certificates.

               (a) Exchange Agent. Promptly after the date hereof, Parent shall appoint First Chicago Trust Company of New York as an agent (the "Exchange Agent") for the benefit of holders of Company Common Shares for the purpose of exchanging, pursuant to this Article 3, certificates ("Certificates") that immediately prior to the Effective Time represented outstanding Company Common Shares which were converted into the right to receive the Merger Consideration. Parent will make available to the Exchange Agent, as needed, the Merger Consideration, together with any dividends or distributions with respect thereto, if any, to be paid in respect of Company Common Shares pursuant to this Article 3 (the "Exchange Fund"), and except as contemplated by Section 3.3(f) or Section 3.3(g) hereof, the Exchange Fund shall not be used for any other purpose.

               (b) Exchange Procedures. As promptly as practicable after the Effective Time, Parent shall send, or will cause the Exchange Agent to send, to each holder of record of a Certificate or Certificates a letter of transmittal and instructions (which shall be in customary form and specify that delivery shall be effected, and risk of loss and title shall pass, only upon delivery of the Certificates to the Exchange Agent), for use in the exchange contemplated by this Section 3.3. Upon surrender of a Certificate to the Exchange Agent, together with a duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration and unpaid dividends and distributions thereon, if any, as provided in this Article 3 in respect of the Company Common Shares represented by such Certificate (after giving effect to any required withholding tax). Until surrendered as contemplated by this Section 3.3 each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration and unpaid dividends and distributions thereon, if any, as provided in this Article 3. If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver, in exchange for such lost, stolen or destroyed Certificate, the proper amount of the Merger Consideration, together with any unpaid dividends and distributions on any such Parent Common Shares, as contemplated by this
Article 3.

               (c) Distributions with Respect to Unexchanged Shares. Whenever a dividend or other distribution is declared by Parent in respect of the Parent Common Shares, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all Parent Common Shares issuable pursuant to this Agreement. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Shares constituting part of the Merger Consideration shall be paid to the holder of any unsurrendered Certificate, and no cash payment in lieu of fractional shares shall be paid to any such holder, until such Certificate is surrendered as provided in this Section 3.3. Following such surrender, there shall be paid, without interest, to the Person in whose name the Parent Common Shares have been registered (i) at the time of such surrender, the amount of dividends or other distributions with a record date at or after the Effective Time previously paid or payable on the date of such surrender with respect to such whole Parent Common Shares, less the amount of any withholding taxes that may be required thereon, and (ii) at the appropriate payment date subsequent to surrender, the amount of dividends or other distributions with a record date at or after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Parent Common Shares, less the amount of any withholding taxes which may be required thereon.

               (d) No Further Ownership Rights in The Company Common Shares. All Parent Common Shares issued upon surrender of Certificates in accordance with the terms hereof (including any cash paid pursuant to this Article 3) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Common Shares represented thereby, and, as of the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the Company's stock transfer books of Company Common Shares outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 3.3.

               (e) Return of Merger Consideration. Upon demand by Parent, the Exchange Agent shall deliver to Parent any portion of the Merger Consideration made available to the Exchange Agent pursuant to this Section
3.3 that remains undistributed to holders of Company Common Shares one year after the Effective Time. Holders of Certificates who have not complied with this Section 3.3 prior to such demand shall thereafter look only to Parent for payment of any claim to the Merger Consideration and dividends or distributions, if any, in respect thereof.

               (f) No Liability. None of Parent, the Surviving Corporation or the Exchange Agent shall be liable to any Person in respect of any Company Common Shares (or dividends or distributions with respect thereto) for any amounts paid to a public official pursuant to any applicable abandoned property, escheat or similar law. Any amounts remaining unclaimed by any holder of Company Common Shares immediately prior to such time when such amounts would otherwise escheat to or become the property of any Governmental Entity, shall, to the extent permitted by applicable laws, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto.

               (g) Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the Merger Consideration (and any dividends or distributions thereon) otherwise payable hereunder to any Person such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign income tax law. To the extent that the Surviving Corporation or Parent so withholds those amounts, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Shares in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

               Section 3.4. Company Stock Options. (a) At the Effective Time, each option to purchase Company Common Shares (each, a "Company Option") outstanding under any stock option or compensation plan or arrangement of the Company, whether or not vested or exercisable, shall be deemed to constitute an option (each a "Parent Option") to acquire, on the same terms and conditions as were applicable under such Company Option, the same number of Parent Common Shares as the holder of such Company Option would have been entitled to receive pursuant to Section 3.1(b) of this Agreement had such holder exercised such Company Option in full immediately prior to the Effective Time (rounded up to the nearest whole number), at a price per share (rounded down to the nearest whole cent) equal to (x) the aggregate exercise price for Company Common Shares otherwise purchasable pursuant to such Company Option divided by (y) the number of full Parent Common Shares deemed purchasable pursuant to such Company Option in accordance with the foregoing.

               (b) Prior to the Effective Time, the Company and Parent shall take all actions (including, if appropriate, amending the terms of the Company's stock option or compensation plans or arrangements) that are necessary to give effect to the transactions contemplated by Section
3.4(a).

               (c) At or prior to the Effective Time, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of Parent Common Shares for delivery upon exercise of the Parent Options. At or prior to the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor form), with respect to the Parent Common Shares subject to such Parent Options, and shall use its reasonable best efforts to maintain the effectiveness of such registration statement(s), maintain the current status of the prospectus(es) contained therein and comply with all applicable state securities or "blue sky" laws for so long as such Parent Options remain outstanding.


                                   ARTICLE 4
                 Representations and Warranties of The Company

               Except as disclosed in (i) the Company Disclosure Schedule attached hereto or (ii) the Company SEC Documents filed prior to the date hereof, the Company represents and warrants to Parent that:

               Section 4.1. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers required to carry on its business as now conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect. The Company has heretofore made available to Parent true and complete copies of the Company's certificate of incorporation and bylaws as currently in effect.

               Section 4.2. Corporate Authorization. The execution, delivery and performance by the Company of this Agreement and the Stock Option Agreement and the consummation by the Company of the transactions contemplated hereby and thereby are within the Company's corporate powers and, except for the Company Stockholder Approval (as defined herein), have been duly authorized by all necessary corporate action. Assuming that each of this Agreement and the Stock Option Agreement constitutes the valid and binding obligation of Parent and MergerSub, as applicable, each of this Agreement and the Stock Option Agreement constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws, now or hereafter in effect, relating to or affecting creditors' rights and remedies and to general principles of equity.

               Section 4.3. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the Stock Option Agreement and the consummation by the Company of the transactions contemplated hereby and thereby require no action by or in respect of, or filing with, any Governmental Entity other than (a) the filing of a certificate of merger in accordance with the DGCL; (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"); (c) compliance with, and the filing (if necessary) of a notification with the European Commission under, Council Regulation (EEC) No. 4064/89 and any other foreign filings or approvals; (d) compliance with any applicable requirements of the Securities Act and the Exchange Act; (e) such as may be required under any applicable state securities or blue sky laws; (f) filings with and approval of the Commissioners of Insurance of the jurisdictions listed on
Section 4.03 (f) of the Company Disclosure Schedule; (g) such as may be required under the Connecticut Hazardous Waste Establishment Transfer Act and the rules and regulations promulgated thereunder; and (h) such other consents, approvals, actions, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not, individually or in the aggregate, (x) be reasonably likely to have a Company Material Adverse Effect, or (y) prevent or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement or the Stock Option Agreement.

               Section 4.4. Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the Stock Option Agreement and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (a) contravene or conflict with the Company's certificate of incorporation or bylaws, (b) assuming compliance with the matters referred to in Section 4.3, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or any Company Subsidiary, (c) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or any Company Subsidiary or to a loss of any benefit or status to which the Company or any Company Subsidiary is entitled under any provision of any agreement, contract or other instrument binding upon the Company or any Company Subsidiary or any license, franchise, permit or other similar authorization held by the Company or any Company Subsidiary, or (d) result in the creation or imposition of any Lien on any asset of the Company or any Company Subsidiary other than, in the case of each of (b), (c) and (d), any such items that would not, individually or in the aggregate (x) be reasonably likely to have a Company Material Adverse Effect or (y) prevent or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

               Section 4.5. Capitalization. (a) The authorized capital stock of the Company consists of 50,000,000 Company Common Shares and 4,000,000 shares of preferred stock, par value $0.01 per share. As of February 1, 1999, there were outstanding (x) 11,117,526 Company Common Shares, (y) no shares of Company preferred stock and (z) stock options to purchase an aggregate of 1,868,553 Company Common Shares (of which options to purchase an aggregate of 874,412 Company Common Shares were exercisable and of which 1,268,469 options have associated restoration or reload option rights). All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

               (b)  As of the date hereof, except (i) as set forth in this
Section 4.5, (ii) the Rights, (iii) for changes since February 1, 1999 resulting from the exercise of stock options, the grant of stock options pursuant to Restoration Stock Option Agreements between the Company and directors and employees of the Company and its Subsidiaries in effect on the date hereof or the conversion of stock units and dividend equivalents thereon outstanding on such date, and (iv) for the rights of employees of the Company and its Subsidiaries pursuant to the Company's Performance Share Plan (pursuant to which up to a maximum of 114,300 Company Common Shares may be issued) and Stock Incentive Plan, as in effect on the date hereof there are no outstanding (x) shares of capital stock or other voting securities of the Company, (y) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, and (z) options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (x), (y) and (z) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Company Securities.

               Section 4.6. Subsidiaries. (a) Each Subsidiary of the Company is a corporation duly incorporated or an entity duly organized, and is validly existing and in good standing, under the laws of its jurisdiction of incorporation or organization, has all powers and authority and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, in each case with such exceptions as, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect. The Company Disclosure Schedule sets forth a list of all Subsidiaries of the Company and their respective jurisdictions of incorporation or organization and identifies the Company's (direct or indirect) percentage equity ownership interest therein.

               (b) The Company conducts its insurance operations through the Subsidiaries listed in Section 4.6(b) of the Company Disclosure Schedule (collectively, the "Company Insurance Subsidiaries"). Each of the Company Insurance Subsidiaries is, where required, (i) duly licensed or authorized as an insurance company or reinsurer in its jurisdiction of incorporation, (ii) duly licensed or authorized as an insurance company and, where applicable, a reinsurer, or is an eligible excess or surplus lines insurer, in each other jurisdiction where it is required to be so licensed, authorized or eligible, and (iii) duly authorized or eligible in its jurisdiction of incorporation and each other applicable jurisdiction to write each line of business reported as being written in the Company SAP Statements (as hereinafter defined), except where the failure to be so licensed, authorized or eligible, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect. The Company has made all required filings under applicable insurance holding company statutes except where the failure to file, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect.

               (c) All of the outstanding shares of capital stock of, or other ownership interest in, each Subsidiary of the Company has been validly issued and is fully paid and nonassessable. All of the outstanding capital stock of, or other ownership interest, which is owned, directly or indirectly, by the Company in, each of its Subsidiaries is owned free and clear of any Lien and free of any other limitation or restriction (including any limitation or restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests) with such exceptions as, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect. There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any of its Subsidiaries, (ii) options, warrants or other rights to acquire from the Company or any of its Subsidiaries, and no other obligation of the Company or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any of its Subsidiaries or (iii) obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding securities of any of its Subsidiaries or any capital stock of, or other ownership interests in, any of its Subsidiaries.

               Section 4.7. The Company SEC Documents. (a) The Company has made available to Parent the Company SEC Documents and any other communication received from or sent to the SEC. The Company has filed all reports, filings, registration statements and other documents required to be filed by it with the SEC since December 31, 1996. No Company Subsidiary is required to file any form, report, registration statement or prospectus or other document with the SEC.

               (b) As of its filing date, each Company SEC Document complied as to form in all material respects with the applicable requirements of the Securities Act and/or the Exchange Act, as the case may be.

           (c) No Company SEC Document filed pursuant to the Exchange Act contained, as of its filing date or mailing date, as applicable, any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Company SEC Document, as amended or supplemented, if applicable, filed pursuant to the Securities Act contained, as of the date such document or amendment became effective, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

               Section 4.8. Financial Statements; No Material Undisclosed Liabilities. (a) The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the Company 10-Ks and the Company 10-Qs fairly present in all material respects, in conformity with generally accepted accounting principles applied on a consistent basis ("GAAP") (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

               (b) The Company has delivered or made available to Parent true and complete copies of the annual and quarterly statements of each of the Company Insurance Subsidiaries as filed with the applicable insurance regulatory authorities for the years ended December 31, 1995, 1996 and 1997 and the quarterly periods ended March 31, 1998, June 30, 1998 and September 30, 1998, including all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents filed in connection therewith (collectively, the "Company SAP Statements"). The Company SAP Statements fairly present in all material respects, in conformity with statutory accounting practices prescribed or permitted by the applicable insurance regulatory authority applied on a consistent basis, the statutory financial position of such Company Insurance Subsidiaries as at the respective dates thereof and the results of operations of such Subsidiaries for the respective periods then ended. The Company SAP Statements complied in all material respects with all applicable laws, rules and regulations when filed, and no material deficiency has been asserted with respect to any Company SAP Statements by the applicable insurance regulatory body or any other governmental agency or body. The annual statutory balance sheets and income statements included in the Company SAP Statements have been audited by Ernst & Young LLP, and the Company has delivered or made available to Parent true and complete copies of all audit opinions related thereto. The Company has delivered or made available to Parent true and complete copies of all examination reports of insurance departments and any insurance regulatory agencies since January 1, 1995 relating to the Company Insurance Subsidiaries.

               (c) There are no liabilities of the Company or any Company Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, in each case, that are required by GAAP to be set forth on a consolidated balance sheet of the Company, other than:

                                (i)  liabilities or obligations disclosed or
               provided for in the Company Balance Sheet or disclosed in the notes thereto;

                               (ii)  liabilities or obligations under this
               Agreement and the Stock Option Agreement or incurred in connection with the transactions contemplated hereby and thereby; and

                              (iii) other liabilities or obligations, which, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect.

               Section 4.9. Information to Be Supplied. (a) The information to be supplied in writing by the Company expressly for inclusion or incorporation by reference in the Proxy Statement/Prospectus will (i) in the case of the Registration Statement, at the time it becomes effective, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) in the case of the remainder of the Proxy Statement/Prospectus, at the time of the mailing thereof and at the time of the Company Stockholder Meeting, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply (with respect to information relating to the Company) as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

               (b) Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any statements made or incorporated by reference in the Proxy Statement/Prospectus based on information supplied in writing by Parent or MergerSub expressly for use therein.

               Section 4.10. Absence of Certain Changes. Since December 31, 1997, except as otherwise expressly contemplated by this Agreement, the Company and the Company Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been (a) any action, event, occurrence, development, change in method of doing business, or state of circumstances or facts that, individually or in the aggregate, has had or would be reasonably likely to have a Company Material Adverse Effect; or
(b) any change by the Company in accounting principles or methods (other than as required by GAAP).

               Section 4.11. Litigation. There is no action, suit, investigation, arbitration or proceeding (or to the knowledge of the Company any basis therefor) pending against, or to the knowledge of the Company threatened against, the Company or any Company Subsidiary or any of their respective assets or properties before any arbitrator or Governmental Entity that, individually or in the aggregate, would be reasonably likely to have a Company Material Adverse Effect.

               Section 4.12.  Taxes.  (a) All material tax returns,
statements, reports and forms (collectively, the "Company Returns") required to be filed with any taxing authority by, or with respect to, the Company and the Company Subsidiaries were filed on a timely basis and were true, complete and correct except to the extent that the failure to file or be true, complete and correct would not, individually or in the aggregate, have a Company Material Adverse Effect; (b) the Company and the Company Subsidiaries have timely paid all material taxes (which for purposes of Section 4.12 shall include interest, penalties and additions to tax with respect thereto) shown as due and payable on the Company Returns (other than taxes which are being contested in good faith and for which adequate reserves are reflected on the Company Balance Sheet) except to the extent that the failure to pay would not, individually or in the aggregate, have a Company Material Adverse Effect; (c) the Company and the Company Subsidiaries have made provision for all material taxes payable by them for which no Company Return has yet been filed except for inadequately reserved taxes that would not, individually or in the aggregate, have a Company Material Adverse Effect; (d) no taxing authority has asserted or initiated (or threatened to assert or initiate) in writing any action, suit, proceeding or claim against the Company or any of the Company Subsidiaries that, individually or in the aggregate, would have a Company Material Adverse Effect; (e) there is no application pending for approval of a change in accounting methods; (f) neither the Company nor any of the Company
Subsidiaries has been a member of an affiliated, consolidated, combined or unitary group other than one of which the Company was the common parent; and
(g) neither the Company nor any of the Company Subsidiaries is obligated by any contract, agreement or other arrangement to indemnify any other person with respect to taxes or to compensate any third party for any tax payment or tax liability under a tax sharing or similar agreement.

               Section 4.13. Employees and Employee Benefits. (a) Section 4.13(a) of the Company Disclosure Schedule contains a correct and complete list identifying each material "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), each employment, severance or similar contract, plan, arrangement or policy and each other plan or arrangement (written or oral) providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by the Company or any Company Subsidiary and covers any employee or former employee of the Company or any Company Subsidiary. Copies of such plans (and, if applicable, related trust agreements) and all amendments thereto and written summary descriptions thereof have been furnished, or will be made available upon request, to Parent together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan. Such plans are referred to collectively herein as the "Company Employee Plans".

               (b) Neither the Company nor any current ERISA Affiliate maintains, contributes to or is required to contribute to, or has in the past maintained, contributed to or been required to contribute to any plan subject to Title IV of ERISA or Section 412 of the Code, including, without limitation, any "multiemployer plan" (as defined in Section 3(37) of ERISA). To the knowledge of the Company, no event has occurred or is reasonably likely to occur that would cause the Company or any ERISA Affiliate to incur liability or be subject to any lien under Title IV of ERISA or Section 412 of the Code with respect to any plan currently or previously maintained or contributed to by any former ERISA Affiliate. For purposes of this Agreement the term "ERISA Affiliate" shall mean any entity which, together with the Company, would be treated as a single employer under Section 414 of the Code.

               (c) Each Company Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has received a favorable determination letter from the Internal Revenue Service stating that it is so qualified and, to the knowledge of the Company, nothing has occurred since the date of such letter that would cause it to be revoked, whether prospectively or retroactively. The Company has furnished, or will make available upon request, to Parent copies of the most recent Internal Revenue Service determination letters with respect to each such Company Employee Plan. Each Company Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Company Employee Plan except as would not be reasonably likely to have a Company Material Adverse Effect. To the knowledge of the Company, nothing has been done or omitted to be done and no transaction or holding of any asset under or in connection with any Company Employee Plan has occurred that will make the Company or any Company Subsidiary, or any officer or director of the Company or any Company Subsidiary, subject to any liability under Title I of ERISA or liable for any tax pursuant to Section 4975 of the Code (assuming the taxable period of any such transaction expired as of the date hereof) that would be reasonably likely to have a Company Material
Adverse Effect.

               (d) The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any current or former employee, executive or director of the Company or any Company Subsidiary. To the knowledge of the Company, there is no contract, agreement, plan or arrangement covering any employee or former employee of the Company that, individually or collectively, would be reasonably likely to give rise to the payment of any amount that would result in a material loss of tax deductions pursuant to the terms of Section 162(m) of the Code.

               (e) Neither the Company nor any Company Subsidiary maintains or contributes to any Company Employee Plan which provides, or has any liability to provide, life insurance, medical or other welfare benefits to any employee(s) upon their retirement or termination of employment, except as required by Section 601 of ERISA and Section 4980B of the Code.

               (f) There has been no amendment to, written interpretation or announcement (whether or not written) relating to any Company Employee Plan which would increase materially the expense of maintaining such Company Employee Plans in the aggregate above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 1998.

               (g) Neither the Company nor any Company Subsidiary is presently or has been in the past a party to, or bound by, any collective bargaining agreement or union contract with respect to employees. There are no pending or, to the knowledge of the Company, threatened representation questions respecting any employees of the Company or any Company Subsidiary.

               (h) The Company and each Company Subsidiary is in compliance with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment, wages, hours and withholding except as would not be reasonably likely to have a Company Material Adverse Affect.

               Section 4.14. Compliance with Insurance Laws; Licenses and Permits. (a) The business and operations of the Company and the Company Insurance Subsidiaries have been conducted in compliance with all applicable statutes and regulations regulating the business of insurance and all applicable orders and directives of insurance regulatory authorities and market conduct recommendations resulting from market conduct examinations of insurance regulatory authorities (collectively, "Insurance Laws"), except where the failure to so conduct business and operations would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect or prevent or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement or the Stock Option Agreement or cause the loss of eligibility to do business where such loss would, individually or in the aggregate, have a Company Material Adverse Effect. Each Company Insurance Subsidiary and to the knowledge of the Company each program administrator listed on Section 4.14(a) of the Company Disclosure Schedule has marketed, sold and issued insurance products in compliance, in all material respects, with Insurance Laws applicable to the business of such Company Insurance Subsidiary and in the respective jurisdictions in which such products have been sold. There is no pending or, to the knowledge of the Company, threatened charge by any insurance regulatory authority that any of the Company Insurance Subsidiaries has violated, nor any pending or, to the knowledge of the Company, threatened investigation by any insurance regulatory authority with respect to possible violations of, any applicable Insurance Laws where such violations would, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.
None of the Company Insurance Subsidiaries is subject to any order or decree of any insurance regulatory authority relating specifically to such Company Insurance Subsidiary (as opposed to insurance companies generally) which would, individually or in the aggregate, be reasonably likely to have a Company
Material Adverse Effect.   The Company Insurance Subsidiaries have filed all
reports required to be filed with any insurance regulatory authority on or before the date hereof as to which the failure to file such reports would individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

               (b) In addition to Insurance Laws the business of each of the Company and the Company Insurance Subsidiaries have not been, and are not being, conducted in violation of any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity (collectively with Insurance Laws, "Laws"), except for violation or possible violations that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect or prevent or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement or the Stock Option Agreement. No investigation or review by any Governmental Entity with respect to the Company is pending or to the knowledge of the Company, threatened, nor has any Governmental Entity to the knowledge of the Company indicated, formally or informally, an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement or the Stock Option Agreement. The Company and the Company Insurance Subsidiaries each has all permits, licenses, trademarks, patents, trade names, copyrights, service marks, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted except those the absence of which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent or materially impair the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement or the Stock Option Agreement. Section 4.14(b) of the Company Disclosure Schedule sets forth (i) every insurance license of the Company or its Subsidiaries, and (ii) every jurisdiction where the Company and its Subsidiaries are eligible to engage in surplus lines business.

               Section 4.15. Insurance Matters. (a) Except as otherwise would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, to the extent required under applicable law, all policies, binders, slips, certificates and other agreements of insurance in effect as of the date hereof (including all applications, supplements, endorsements, riders and ancillary agreements in connection therewith) that are issued by the Company Insurance Subsidiaries (the "Company Insurance Contracts") and any and all marketing materials, are on forms approved by applicable insurance regulatory authorities or which have been filed and not objected to by such authorities within the period provided for objection. Such forms comply in all material respects with the insurance statutes, regulations and rules applicable thereto.

               (b) To the knowledge of the Company, all reinsurance and coinsurance treaties or agreements, including retrocessional agreements, to which the Company or any Company Insurance Subsidiary is a party or under which the Company or any Company Insurance Subsidiary has any existing rights, obligations or liabilities are in full force and effect except for such treaties or agreements the failure of which to be in full force and effect as would not, individually or in the aggregate, be reasonably likely to result in a cost to the Company or any of its Subsidiaries of an amount in excess of $500,000. Neither the Company nor any Company Insurance Subsidiary, nor, to the knowledge of the Company, any other party to a reinsurance or coinsurance treaty or agreement to which the Company or any Company Insurance Subsidiary is a party, is in default in any material respect as to any provision thereof, and no such agreement contains any provision providing that the other party thereto may terminate such agreement by reason of the transactions contemplated by this Agreement except for such treaties or agreements the default under or termination of which as would not, individually or in the aggregate, be reasonably likely to result in a cost to the Company or any of its Subsidiaries of an amount in excess of $500,000. The Company has not received any notice to the effect that the financial condition of any other party to any such agreement is impaired with the result that a default thereunder may reasonably be anticipated, whether or not such default may be cured by the operation of any offset clause in such agreement.

               (c) Prior to the date hereof, the Company has delivered or made available to Parent a true and complete copy of any actuarial reports prepared by actuaries, independent or otherwise, with respect to the Company or any Company Insurance Subsidiary since December 31, 1995, and all attachments, addenda, supplements and modifications thereto (the "Company Actuarial Analyses"). To the knowledge of the Company (x) the information and data furnished by the Company or any Company Insurance Subsidiary to its independent actuaries in connection with the preparation of the Company Actuarial Analyses were accurate in all material respects and (y) each Company Actuarial Analysis was based upon an accurate inventory of policies in force for the Company and the Company Insurance Subsidiaries, as the case may be, at the relevant time of preparation, was prepared in all material respects using appropriate modeling procedures accurately applied and in conformity with published actuarial standards of practice consistently applied, and the projections contained therein were properly prepared in accordance with the assumptions stated therein.

               (d) As of the date hereof, the persons specified in Section 1.01(a) of the Company Disclosure Schedule have no reason to believe that any rating presently held by the Company Insurance Subsidiaries will be modified, qualified, lowered or placed under surveillance for a possible downgrade for any reason other than as a result of the transactions contemplated hereby.

               Section 4.16. Liabilities and Reserves. (a) The reserves carried on the Company SAP Statements of each Company Insurance Subsidiary for the year ended December 31, 1997 and the nine month period ended September 30, 1998 for unearned premiums, losses, loss adjustment expenses, claims and similar purposes (including claims litigation) are in compliance in all material respects with the requirements for reserves established by the insurance departments of the jurisdiction of domicile of such Company Insurance Subsidiary, were determined in all material respects in accordance with published actuarial standards of practice and principles consistently applied, and are fairly stated in all material respects in accordance with accepted
actuarial and statutory accounting principles.   Such reserves were adequate in
the aggregate to cover the total amount of all reasonably anticipated liabilities of the Company and each Company Insurance Subsidiary under all outstanding insurance, reinsurance and other applicable agreements as of the respective dates of such Company SAP Statements. The admitted assets of the Company and each Company Insurance Subsidiary as determined under applicable Laws are in an amount at least equal to the minimum amounts required by applicable Laws.

               (b) Except for regular periodic assessments in the ordinary course of business or assessments based on developments which are publicly known within the insurance industry, to the knowledge of the Company, no claim or assessment is pending or threatened against any Company Insurance Subsidiary by (i) any state insurance guaranty associations in connection with such association's fund relating to insolvent insurers or (ii) any assigned risk plan or other involuntary market plan which if determined adversely would, individually or in the aggregate, be reasonably likely to result in a cost to the Company or any of its Subsidiary of an amount in excess of $500,000.

               Section 4.17. Title to Properties. The Company has good and marketable title to its headquarters located at 82 Hopmeadow Street in Simsbury, Connecticut ("Owned Property") and such property is free and clear of all Liens except for such Liens, defects in title, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate, do not materially interfere with the ability of the Company and its Subsidiaries to conduct their business, taken as a whole, as currently conducted.

               Section 4.18.  Intellectual Property.   With such exceptions as,
individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect, the Company and the Company Subsidiaries own or have a valid license to use each trademark, service mark, trade name, mask work, invention, patent, trade secret, copyright, know-how (including any registrations or applications for registration of any of the foregoing) or any other similar type of proprietary intellectual property right (collectively, the "Company Intellectual Property") necessary to carry on the business of the Company and the Company Subsidiaries, taken as a whole, as currently conducted. Neither the Company nor any Company Subsidiary has received any written notice of infringement of or challenge to, and, to the Company's knowledge, there are no claims pending with respect to the rights of others to the use of, any Company Intellectual Property. Section 4.18 to the Company Disclosure Schedule identifies each trademark, service mark and trade name registered with the U.S. Trademark and Patent Office which the Company and its Subsidiaries own.

               Section 4.19. Environmental Matters. (a) With such exceptions as, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect, (i) no written notice, notification, demand, request for information, citations, summons, complaint or order has been received by, and no investigation, action, claim, suit, proceeding or review is pending or threatened by any Person against, the Company or any Company Subsidiary, with respect to any applicable Environmental Law, (ii) the Company and the Company Subsidiaries are and have been in compliance with all applicable Environmental Laws and (iii) there are no liabilities of the Company or any Company Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, arising under or relating to any Environmental Law, and there are no fact, conditions, situations or set of circumstances that could reasonably be expected to result in or be the basis for any such liability.

               (b) For purposes of this Section 4.19 the term "Environmental Laws" means any federal, state, local and foreign statutes, laws (including, without limitation, common law), judicial decisions, regulations, ordinances, rules, judgments, orders, codes, injunctions, permits or governmental agreements relating to human health and safety, the environment or to pollutants, contaminants, wastes, or chemicals.

               Section 4.20.  Finders' Fees; Opinions of Financial Advisor.
(a) Except for Donaldson, Lufkin & Jenrette Securities Corporation and Salomon Smith Barney Inc., there is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, the Company or any Company Subsidiary who might be entitled to any fee or commission from Parent or any of its Affiliates upon consummation of the transactions contemplated by this Agreement or the Stock Option Agreement.

               (b) The Company has received the opinions of Donaldson, Lufkin & Jenrette Securities Corporation and Salomon Smith Barney Inc., dated as of the date hereof, to the effect that, as of such date, the Merger Consideration is fair to the holders of Company Common Shares from a financial point of view.

               Section 4.21. Required Vote; Board Approval. (a) The only vote of the holders of any class or series of capital stock of the Company required by law, rule or regulation to approve this Agreement, the Merger and/or any of the other transactions contemplated hereby is the affirmative vote (the "Company Stockholder Approval") of the holders of a majority of the outstanding Company Common Shares in favor of the adoption and approval of this Agreement and the Merger.

               (b) The Company's Board of Directors has unanimously (a) determined that this Agreement and the Stock Option Agreement and the transactions contemplated hereby and thereby, including the Merger, are in the best interests of the Company and its stockholders, (b) approved this Agreement and the Stock Option Agreement and the transactions contemplated hereby and thereby and (c) resolved to recommend to such stockholders that they vote in favor of adopting and approving this Agreement and the Merger in accordance with the terms hereof.

               Section 4.22. State Takeover Statutes; Rights Agreement. (a) The Company has taken all actions required to be taken by it in order to exempt this Agreement and the Stock Option Agreement and the transactions contemplated hereby and thereby from the provisions of Section 203 of the DGCL, and accordingly, neither such Section nor to the knowledge of the Company any other anti-takeover statute or regulation applies to the Merger or any of such transactions. To the knowledge of the Company no other "control share acquisition", "fair price" or other anti-takeover laws or regulations enacted under state or federal laws in the United States apply to this Agreement and the Stock Option Agreement or any of the transactions contemplated hereby and thereby.

               (b) The Company has taken all action necessary, so long as this Agreement or the Stock Option Agreement is in effect, to (i) render the Rights inapplicable to the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement and (ii) ensure that (A) neither Parent, MergerSub nor any of their Affiliates will become an Acquiring Person (as defined in the Rights Agreement) as a result of the transactions contemplated hereby and thereby and (B) neither a Distribution Date nor an Acquisition Date (each as defined in the Rights Agreement) shall occur by reason of the approval or execution of this Agreement or the Stock Option Agreement, the announcement or consummation of the Merger or the announcement or consummation of any of the other transactions contemplated by this Agreement and the Stock Option Agreement.

               Section 4.23. Tax Treatment. Neither the Company nor any of its Affiliates has taken or agreed to take any action or, to the knowledge of the Company is aware of any fact or circumstance that would prevent the Merger from qualifying as a 368 Reorganization.

               Section 4.24. Year 2000 Compliance. The Company has (i) completed a review and assessment of all areas within the business and operations of the Company and the Subsidiaries (including those areas affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer software and systems used by the Company or any of the Subsidiaries (or their respective suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, which plan and timeline have been made available to Parent and (iii) to date, implemented such plan in all material respects in accordance with such timetable. The Company reasonably believes that all computer software and systems (including those of suppliers and vendors) that are used in the business or operations of the Company or the Subsidiaries as presently conducted (the "Company Systems") will on a timely basis be able to perform properly date-sensitive functions for all dates before and from and after January 1, 2000 ("Year 2000 Compliant") except for such failures to perform which would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.


                                   ARTICLE 5
                   Representations and Warranties of Parent

               Except as disclosed in (i) the Parent Disclosure Schedule attached hereto or (ii) the Parent SEC Documents filed prior to the date hereof, Parent represents and warrants to the Company that:

               Section 5.1. Corporate Existence and Power. Each of Parent and MergerSub is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers required to carry on its business as now conducted. Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect. Parent has heretofore made available to the Company true and complete copies of Parent's restated certificate of incorporation and bylaws as currently in effect. MergerSub was formed solely for the purpose of effecting the Merger and, since the date of its incorporation, MergerSub has not engaged in any activities and has not incurred any liabilities or obligations other than in connection with its formation and in connection with or as contemplated by this Agreement.

               Section 5.2. Corporate Authorization. The execution, delivery and performance by Parent and MergerSub (as applicable) of this Agreement and the Stock Option Agreement and the consummation by Parent and MergerSub (as applicable) of the transactions contemplated hereby and thereby are within the corporate powers of Parent and MergerSub (as applicable) and have been duly authorized by all necessary corporate action. Assuming that each of this Agreement and the Stock Option Agreement constitutes the valid and binding obligation of the Company, each of this Agreement and the Stock Option Agreement constitutes a valid and binding agreement of each of Parent and MergerSub (as applicable), enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws, now or hereafter in effect, relating to or affecting creditors' rights and remedies and to general principles of equity.

               Section 5.3. Governmental Authorization. The execution, delivery and performance by Parent and MergerSub of this Agreement, the execution delivery and performance by Parent of the Stock Option Agreement and the consummation by Parent and MergerSub of the transactions contemplated hereby and thereby (as applicable) require no action by or in respect of, or filing with, any Governmental Entity other than (a) those set forth in clauses
(a) through (g) of Section 4.3 and (b) such other consents, approvals, actions, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not, individually or in the aggregate, (i) be reasonably likely to have a Parent Material Adverse Effect, or (ii) prevent or materially impair the ability of Parent and MergerSub to consummate the transactions contemplated by this Agreement or the Stock Option Agreement.

               Section 5.4. Non-Contravention. The execution, delivery and performance by Parent and MergerSub of this Agreement, the execution delivery and performance by Parent of the Stock Option Agreement and the consummation by Parent and MergerSub of the transactions contemplated hereby and thereby (as applicable) do not and will not (a) contravene or conflict with the restated certificate of incorporation or bylaws of Parent or the certificate of incorporation or bylaws of MergerSub, (b) assuming compliance with the matters referred to in Section 5.3, contravene or conflict with any provision of law, regulation, judgment, injunction, order or decree binding upon or applicable to Parent or any Parent Subsidiary, (c) constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Parent or any Parent Subsidiary or to a loss of any benefit or status to which Parent or any Parent Subsidiary is entitled under any provision of any agreement, contract or other instrument binding upon Parent or any Parent Subsidiary or any license, franchise, permit or other similar authorization held by Parent or any Parent Subsidiary, or (d) result in the creation or imposition of any Lien on any asset of Parent or any Parent Subsidiary other than, in the case of each of (b), (c) and (d), any such items that would not, individually or in the aggregate, (x) be reasonably likely to have a Parent Material Adverse Effect or (y) prevent or materially impair the ability of Parent or MergerSub to consummate the transactions contemplated by this Agreement or the Stock Option Agreement.

               Section 5.5. Capitalization of Parent and MergerSub. (a) The authorized capital stock of Parent consists of 600,000,000 Parent Common Shares, and 4,000,000 shares of preferred stock, $1.00 par value per share (of which 500,000 have been designated Series A Cumulative Participating Preferred Stock). There were outstanding (i) as of January 31, 1999, 162,008,492 Parent Common Shares and no shares of the preferred stock, (ii) as of December 31, 1998, stock options to purchase an aggregate of 9,669,816 Parent Common Shares (of which options to purchase an aggregate of 6,573,577 Parent Common Shares were vested and exercisable) and (iii) as of December 31, 1998, employee performance incentive awards relating to an aggregate of 556,517 Parent Common Shares. All outstanding shares of capital stock of Parent have been duly authorized and validly issued and are fully paid and nonassessable.

               (b)  As of the date hereof, except as set forth in this Section
5.5 and except for changes since December 31, 1998 resulting from the grant of stock options and other awards under the Parent's Long-Term Stock Incentive Plan (1996) in the ordinary course of business consistent with past practice and the exercise of stock options outstanding on such date and the payment of performance incentive awards outstanding on such date, there are no outstanding (i) shares of capital stock or other voting securities of Parent,
(ii) securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent, and (iii) options or other rights to acquire from Parent, and no obligation of Parent to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Parent Securities"). There are no outstanding obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any Parent Securities.

               (c) The Parent Common Shares to be issued as part of the Merger Consideration have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued, fully paid and nonassessable and free of any preemptive or other similar right.

               (d) The authorized capital stock of MergerSub consists solely of 100 MergerSub Common Shares, of which, as of the date hereof, 100 were issued and outstanding. All outstanding MergerSub Common Shares have been duly authorized and validly issued and are fully paid and nonassessable, free of any preemptive or other similar right.

               Section 5.6. Parent SEC Documents. (a) Parent has made available to the Company the Parent SEC Documents. Parent has filed all reports, filings, registration statements and other documents required to be filed by it with the SEC since December 31, 1996.

               (b) As of its filing date, each Parent SEC Document complied as to form in all material respects with the applicable requirements of the Securities Act and/or the Exchange Act, as the case may be.

               (c) No Parent SEC Document filed pursuant to the Exchange Act contained, as of its filing date or mailing date, as applicable, any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Parent SEC Document, as amended or supplemented, if applicable, filed pursuant to the Securities Act as of the date such document or amendment became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

               Section 5.7. Financial Statements; No Material Undisclosed Liabilities. (a) The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent included in the Parent 10-Ks and the Parent 10-Qs fairly present in all material respects, in conformity with GAAP (except as may be indicated in the notes thereto), the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

               (b) Parent has delivered or made available to the Company true and complete copies of the annual and quarterly statements of each of the United States Parent Insurance Subsidiaries as filed with the applicable insurance regulatory authorities for the years ended December 31, 1995, 1996 and 1997 and the quarterly periods ended March 31, 1998, June 30, 1998 and September 30, 1998, including all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents filed in connection therewith (collectively, the "Parent SAP Statements"). The Parent SAP Statements fairly present in all material respects, in conformity with statutory accounting practices prescribed or permitted by the applicable insurance regulatory authority applied on a consistent basis, the statutory financial position of such Parent Insurance Subsidiaries as at the respective dates thereof and the results of operations of such Subsidiaries for the respective periods then ended. The Parent SAP Statements complied in all material respects with all applicable laws, rules and regulations when filed, and no material deficiency has been asserted with respect to any Parent SAP Statements by the applicable insurance regulatory body or any other governmental agency or body. The annual statutory balance sheets and income statements included in the Parent SAP Statements have been audited by Ernst & Young
LLP, and Parent has delivered or made available to the Company true and complete copies of all audit opinions related thereto.

               (c) There are no liabilities of Parent or any Parent Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise that are required by GAAP to be set forth on a consolidated balance sheet of Parent, other than:

                                (i)  liabilities or obligations disclosed or
               provided for in the Parent Balance Sheet (including the notes thereto);

                               (ii)  liabilities or obligations under this
               Agreement and the Stock Option Agreement or incurred in connection with the transactions contemplated hereby and thereby; and

                              (iii) other liabilities or obligations, which, individually or in the aggregate, would not be reasonably likely to have a Parent Material Adverse Effect.

               Section 5.8. Information to Be Supplied. (a) The information to be supplied in writing by Parent expressly for inclusion or incorporation by reference in the Proxy Statement/Prospectus will (i) in the case of the Registration Statement, at the time it becomes effective, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) in the case of the remainder of the Proxy Statement/Prospectus, at the time of the mailing thereof and at the time of the Company Stockholder Meeting, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply (with respect to information relating to Parent) as to form in all material respects with the provisions of the Securities Act and the Exchange Act.

               (b) Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any statements made or incorporated by reference in the Proxy Statement/Prospectus with respect to information supplied in writing by the Company expressly for use therein.

               Section 5.9. Absence of Certain Changes. Since December 31, 1997, except as otherwise expressly contemplated by this Agreement, Parent and the Parent Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not been any action, event, occurrence, development, change in method of doing business or state of circumstances or facts that, individually or in the aggregate, has had or would be reasonably likely to have a Parent Material Adverse Effect.

               Section 5.10. Litigation. There is no action, suit, investigation, arbitration or proceeding (or to the knowledge of Parent any basis therefor) pending against, or to the knowledge of Parent threatened against, Parent or any Parent Subsidiary or any of their respective assets or properties before any arbitrator or Governmental Entity that, individually or in the aggregate, would be reasonably likely to have a Parent Material Adverse Effect.

               Section 5.11. Compliance with Laws; Licenses and Permits. (a) Neither Parent nor any Parent Subsidiary is in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances, regulations, judgments, injunctions, orders or consent decrees, except for any such violations which, individually or in the aggregate, would not be reasonably likely to have, a Parent Material Adverse Effect. None of the Parent Insurance Subsidiaries is subject to any order or decree of any insurance regulatory authority specifically relating to such Parent Insurance Subsidiary (as opposed to insurance companies generally) which would, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect.

               (b) Each of Parent and the Parent Subsidiaries has all permits, licenses, approvals, authorizations of and registrations with and under all federal, state, local and foreign laws, and from all Governmental Entities required by Parent and the Parent Subsidiaries to carry on their respective businesses as currently conducted, except where the failure to have any such permits, licenses, approvals, authorizations or registrations, individually or in the aggregate, would not be reasonably likely to have a Parent Material Adverse Effect. No investigation or review by any Governmental Entity with respect to Parent is pending or to the knowledge of the Parent, threatened, nor has any Governmental Entity to the knowledge of Parent indicated, formally or informally, an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement or the Stock Option Agreement.

               Section 5.12. Finders' Fees. Except for Goldman, Sachs & Co., whose fees will be paid by Parent, there is no investment banker, broker, finder or other intermediary who might be entitled to any fee or commission from Parent or any of its Affiliates upon consummation of the transactions contemplated by this Agreement or the Stock Option Agreement.

               Section 5.13. Liabilities and Reserves. (a) The reserves carried on the Parent SAP Statements of each Parent Insurance Subsidiary for the year ended December 31, 1997 and the nine month period ended September 30, 1998 for unearned premiums, losses, loss adjustment expenses, claims and similar purposes (including claims litigation) are in compliance in all material respects with the requirements for reserves established by the insurance departments of the jurisdiction of domicile of such Parent Insurance Subsidiary, were determined in all material respects in accordance with published actuarial standards of practice and principles consistently applied, and are fairly stated in all material respects in accordance with accepted
actuarial and statutory accounting principles.   Such reserves were adequate in
the aggregate to cover the total amount of all reasonably anticipated liabilities of the Parent and each Parent Insurance Subsidiary under all outstanding insurance, reinsurance and other applicable agreements as of the respective dates of such Parent SAP Statements. The admitted assets of Parent and each Parent Insurance Subsidiary as determined under applicable Laws are in an amount at least equal to the minimum amounts required by applicable Laws.

               (b) Except for regular periodic assessments in the ordinary course of business or assessments based on developments which are publicly known within the insurance industry, to the knowledge of Parent, no claim or assessment is pending or threatened against any Parent Insurance Subsidiary by
(i) any state insurance guaranty associations in connection with such association's fund relating to insolvent insurers or (ii) any assigned risk plan or other involuntary market plan which if determined adversely would, individually or in the aggregate, be reasonably likely to result in a cost to Parent or any Subsidiary of an amount in excess of $5,000,000.

               Section 5.14. Year 2000 Compliance. Parent has (i) completed a review and assessment of all areas within the business and operations of Parent and the Subsidiaries (including those areas affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer software and systems used by Parent or any of the Subsidiaries (or their respective suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, which plan and timeline have been made available to the Company and (iii) to date, implemented such plan in all material respects in accordance with such timetable. Parent reasonably believes that all computer software and systems (including those of vendors and suppliers) that are used in the business or operations of Parent or the Subsidiaries as presently conducted (the "Parent Systems") will on a timely basis be able to perform properly date-sensitive functions for all dates before and from and after January 1, 2000 ("Year 2000 Compliant") except for such failures to perform which would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect.

               Section 5.15. Tax Treatment. Neither Parent nor any of its Affiliates has taken or agreed to take any action or to the knowledge of Parent is aware of any fact or circumstance that would prevent the Merger from qualifying as a 368 Reorganization.


                                   ARTICLE 6
                           Covenants of The Company

               The Company agrees that:

               Section 6.1. The Company Interim Operations. Except as set forth in the Company Disclosure Schedule or as otherwise expressly contemplated hereby, without the prior consent of Parent (which consent shall not be unreasonably withheld or delayed), from the date hereof until the Effective Time, the Company shall, and shall cause each of the Company Subsidiaries to, conduct their business in all material respects in the ordinary course consistent with past practice and shall use commercially reasonable efforts to
(i) preserve intact its present business organization, (ii) maintain in effect all material foreign, federal, state and local licenses, approvals and authorizations, including, without limitation, all material licenses and permits that are required for the Company or any Company Subsidiary to carry on its business and (iii) preserve existing relationships with its material customers, lenders, suppliers and others having material business relationships with it. Without limiting the generality of the foregoing, except as set forth in the Company Disclosure Schedule or as otherwise expressly contemplated by this Agreement, from the date hereof until the Effective Time, without the prior consent of Parent (which consent shall not be unreasonably withheld or delayed), the Company shall not, nor shall it permit any Company Subsidiary to:

               (a) amend the Company's certificate of incorporation or by-laws;

               (b) split, combine or reclassify any shares of capital stock of the Company or any less-than-wholly-owned Company Subsidiary or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any of its securities or any securities of any Company Subsidiary, except for regular quarterly cash dividends (having customary record and payment dates, not in excess of $.02 per Company Common Share);

               (c) (i) issue, deliver or sell, or authorize the issuance, delivery or sale of, any shares of its capital stock of any class or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such capital stock or any such convertible securities, other than (A) the issuance of Company Common Shares upon the exercise of stock options or pursuant to the Company's Performance Share Plan and Stock Incentive Plan in accordance with their present terms and (B) the granting of options to acquire Company Common Shares in the ordinary course of business consistent with past practice; (ii) amend in any material respect any material term of any outstanding security of the Company or any Company Subsidiary or
(iii) consent, including consent by the applicable committee, to any transfer of a Company Stock Option;

               (d) other than in connection with transactions permitted by
Section 6.1(e), incur any capital expenditures or any obligations or liabilities in respect thereof, except for those (i) contemplated by the capital expenditure budgets for the Company and Company Subsidiaries made available to Parent, (ii) incurred in the ordinary course of business of the Company and the Company Subsidiaries or (iii) not otherwise described in clauses (i) and/or (ii) which, do not exceed $5 million individually or $10 million in the aggregate;

               (e) except for acquisitions in the ordinary course of the investment activities of the Company and its Subsidiaries consistent with past practice, acquire (whether pursuant to merger, stock or asset purchase or otherwise) in one transaction or series of related transactions (i) any assets (including any equity interests) having a fair market value in excess of $10 million, or (ii) all or substantially all of the equity interests of any Person or any business or division of any Person having a fair market value in excess of $5 million;

               (f) sell, lease, encumber or otherwise dispose of any assets, other than (i) sales in the ordinary course of business consistent with past practice, (ii) equipment and property no longer used in the operation of the Company's business and (iii) assets related to discontinued operations of the Company or any Company Subsidiary;

               (g) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any Company Subsidiary or guarantee any debt securities of others or request any advances in respect of, or make any drawdowns on, any existing indebtedness which advance or drawdown exceeds $5 million, individually, or $25 million in the aggregate;

               (h) (i) enter into any agreement or arrangement that would, after the Effective Time, limit or restrict Parent, any Parent Subsidiary or any of their respective Affiliates other than the Company and its Subsidiaries, from engaging or competing in any line of business or in any location, or (ii) amend, modify or terminate any material contract, agreement or arrangement of the Company or any Company Subsidiary or otherwise waive, release or assign any material rights, claims or benefits of the Company or any Company Subsidiary thereunder, other than (x) amendment of stock option agreements, in effect on the date hereof, with employees, officers and directors of the Company and its Subsidiaries to provide that unvested stock options shall vest upon a change in control of the Company and (y) causing all accrued benefits under the Company's Benefit Equalization Plan to be fully funded through an irrevocable "Rabbi" trust or similar funding vehicle to be established by the Company and (z) entering into agreements with certain employees of the Company to fully indemnify them for the effects of any excise tax that may be imposed under
Section 4999 of the Code (or any successor provision) provided that the total aggregate amount paid under such agreements shall not exceed $2 million;

               (i) (i) except in the ordinary course of business consistent with past practice as required by law or an existing agreement, increase the amount of compensation of any director or executive officer or make any increase in or commitment to increase any employee benefits, (ii) except as required by law or an agreement existing on the date hereof or as contemplated by Schedule 6.01(i) hereto grant any material severance or termination pay to any director, officer or employee of the Company or any Company Subsidiary, (iii) adopt any additional employee benefit plan or, except in the ordinary course of business, make any material contribution to any existing such plan or (iv) except as may be required by law or pursuant to any agreement existing on the date hereof, amend in any material respect any Company Employee Plan, other than (x) amendment of stock option agreements, in effect on the date hereof, with employees, officers and directors of the Company and its Subsidiaries to provide that unvested stock options shall vest upon a change in control of the Company and (y) causing all accrued benefits under the Company's Benefit Equalization Plan to be fully funded through an irrevocable "Rabbi" trust or similar funding vehicle to be established by the Company and (z) entering into agreements with certain employees of the Company to fully indemnify them for the effects of any excise tax that may be imposed under
Section 4999 of the Code (or any successor provision) provided that the total aggregate amount paid under such agreements shall not exceed $2 million;

               (j) change the Company's (x) methods of accounting in effect at September 30, 1998, except as required by changes in GAAP or by Regulation S-X of the Exchange Act, as concurred in by its independent public accountants or (y) fiscal year;

               (k) other than in the ordinary course of business consistent with past practice, make any tax election or enter into any settlement or compromise of any tax liability that in either case is material to the business of the Company and the Company Subsidiaries, taken as a whole;

               (l) pay, discharge, settle or satisfy (x) any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) for an amount in excess of $500,000 (other than insurance and reinsurance claims arising in the ordinary course of business consistent with past practice) other than ordinary course repayment of indebtedness or payment of contractual obligations when due;

               (m) enter into any (x) new quota share, excess or other reinsurance transaction with a term expiring after December 31, 1999 or (y) any renewal or extension of an existing treaty or other program for a term that exceeds one year (unless such treaty or program shall be terminable immediately after such one-year term by the Company or the Company Subsidiary, as applicable);

               (n) take any action that would cause any of its representations and warranties herein to become untrue in any material respect; and

           (o)  agree, resolve or commit to do any of the foregoing.

            Notwithstanding anything to the contrary in this Agreement, the Company shall use its commercially reasonable efforts to complete the plan referred to in Section 4.24 on a timely basis.

               Section 6.2. Stockholder Meeting. The Company shall cause a meeting of its stockholders (the "Company Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of obtaining the Company Stockholder Approval. Unless otherwise required by its fiduciary duties (as determined in good faith by a majority of its members after receipt of advice of its outside legal counsel), (i) the Company's Board of Directors shall recommend approval and adoption by its stockholders of this Agreement (the "Company Recommendation"), (ii) neither the Company's Board of Directors nor any committee thereof shall amend, modify, withdraw, condition or qualify the Company Recommendation in a manner materially adverse to Parent or take any action or make any statement materially inconsistent with the Company Recommendation and (iii) the Company shall use its reasonable best efforts to solicit the Company Stockholder Approval.

               Section 6.3. Acquisition Proposals; Board Recommendation. (a) The Company agrees that it shall not, nor shall it permit any Company Subsidiary to, nor shall it authorize or knowingly permit any officer, director, employee, investment banker, attorney, accountant, agent or other advisor or representative of the Company or any Company Subsidiary, directly or indirectly, to (i) take any action to solicit, initiate or facilitate or encourage the submission of any Acquisition Proposal, (ii) engage in any negotiations regarding, or furnish to any Person any non-public information with respect to, or take any other action knowingly to facilitate any inquiries or the making of any proposal that constitutes, or may be reasonably expected to lead to, any Acquisition Proposal, (iii) grant any waiver or release under any standstill or similar agreement with respect to any class of the Company's equity securities or (iv) enter into any agreement with respect to any Acquisition Proposal, other than in the manner contemplated by Section 6.3(d); provided, however, that the Company may take any actions described in the foregoing clauses (i), (ii), (iii), or (iv) in respect of any Person who makes a bona fide Acquisition Proposal, but only if (x) the Board of Directors of the Company determines in good faith (after receipt of advice of its outside legal counsel) that it is required to take such actions in order to comply with its fiduciary duties under applicable law and (y) prior to furnishing any non-public information to such Person, such Person shall have entered into a confidentiality agreement with the Company on terms no less favorable to the Company than the Confidentiality Agreement between the Company and Parent dated as of January 5, 1999. The Company shall cease and cause to be terminated immediately all existing discussions or negotiations, if any, with any Persons conducted heretofore with respect to, or that could be reasonably expected to lead to, any Acquisition Proposal.

               (b) Unless the Company's Board of Directors has previously withdrawn, or is concurrently therewith withdrawing, the Company Recommendation in accordance with Section 6.3(d), neither the Company's Board of Directors nor any committee thereof shall recommend any Acquisition Proposal to the Company stockholders. Notwithstanding the foregoing, nothing contained in this Section 6.3(b) or elsewhere in this Agreement shall prevent the Company's Board of Directors from complying with Rule 14e-2 under the 1934 Act with respect to any Acquisition Proposal or making any disclosure required by applicable law.

               (c) Promptly (but in no event later than 24 hours) after receipt by the Company or any Company Subsidiary (or any of their respective directors, officers, agents or advisors) of any Acquisition Proposal, any contacts concerning, or any request for non-public information or for access to the properties, books or records of the Company or any Company Subsidiary or any request for a waiver or release under any standstill or similar agreement, by any Person that has made an Acquisition Proposal or indicates that it is considering making an Acquisition Proposal, the Company shall notify Parent that a Person may be considering making an Acquisition Proposal, which notice shall state the identity of such Person and the material terms and conditions of such proposal. The Company shall keep Parent reasonably apprised of any material developments with respect to such proposal.

               (d) Pursuant to the terms of Section 10.1, the Company may terminate this Agreement if (x) the Company's Board of Directors shall have authorized the Company, subject to the terms and conditions of this Agreement, to enter into a binding agreement concerning a transaction that constitutes a Superior Proposal, (y) the Company notifies Parent that it intends to enter into such agreement, specifying the material terms and conditions of such agreement, and (z) the Company pays Parent the fee contemplated by Section 10.3(b) provided, however, that the Company may not so terminate this Agreement if, within three Business Days of receiving such notice Parent makes an offer such that the Board of Directors of the Company determines that such Superior Proposal is no longer a Superior Proposal (it being understood that the Company shall not enter into such binding agreement during such three Business Day period).

               Section 6.4. Transfer Taxes. All state, local, foreign or provincial sales, use, real property transfer, stock transfer or similar taxes (including any interest or penalties with respect thereto) attributable to the Merger (collectively, the "Transfer Taxes") shall be timely paid by the Company.

               Section 6.5. Retention Program. At the request of Parent, the Company shall, and shall cause each Company Subsidiary to, cooperate in good faith with Parent to assist in the implementation of an employee retention benefit program designed by Parent, in it sole discretion; provided, however, that all benefits and payments under such retention benefit program shall be contingent upon the consummation of the transactions contemplated herein and the Surviving Corporation shall be solely liable for all obligations and liabilities under any such retention benefit program.

               Section 6.6. Certain Agreements. The Company shall, and shall cause its Subsidiaries to, provide reasonable advance notice to such officer or employee as may from time to time be designated by Parent of its intention to enter into any agreement or arrangement that limits or restricts the Company, any Company Subsidiary or any of their respective Affiliates, or that would, following the Effective Time, limit or restrict the Company or any Company Subsidiary, from engaging or competing in any line of business or in any location, and shall, in each case, consult with such designee and in good faith consider any proposals (including as to the advisability of entering into any such contract) or requests for changes as Parent may reasonably suggest.


                                   ARTICLE 7
                              Covenants of Parent

               Parent agrees that:

               Section 7.1. Parent Interim Operations. Except as set forth in the Parent Disclosure Schedule or as otherwise expressly contemplated hereby, without the prior consent of the Company (which consent shall not be unreasonably withheld or delayed), from the date hereof until the Effective Time, Parent shall, and shall cause each of the Parent Subsidiaries to, conduct their business in all material respects in the ordinary course consistent with past practice and shall use commercially reasonable efforts to (i) preserve intact its present business organization, (ii) maintain in effect all material foreign, federal, state and local licenses, approvals and authorizations, including, without limitation, all material licenses and permits that are required for Parent or any Parent Subsidiary to carry on its business and
(iii) preserve existing relationships with its material customers, lenders, suppliers and others having material business relationships with it. Without limiting the generality of the foregoing, except as otherwise expressly contemplated by this Agreement and the Stock Option Agreement, from the date hereof until the Effective Time, without the prior consent of the Company (which consent shall not be unreasonably withheld or delayed), Parent shall not, not shall it permit any Parent Subsidiary to:

               (a) make any amendment to Parent's restated certificate of incorporation that changes any material term or provision of the Parent Common Shares;

               (b) make any material changes to MergerSub's certificate of incorporation;

               (c) take any action that would or would be reasonably likely to prevent or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement or the Stock Option Agreement, including actions that would be reasonably likely to prevent or materially impair the ability of Parent, the Company or any of their Subsidiaries to obtain any consent, registration, approval, permit or authorization required to be obtained from any Governmental Entity prior to the Effective Time in connection with the execution and delivery of this Agreement or the Stock Option Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement;

               (d) authorize or pay any extraordinary dividend on, or other extraordinary distribution with respect to, Parent's capital stock or engage in any recapitalization, restructuring or reorganization with respect to Parent's capital stock which materially and adversely affects the rights of the holders of Parent Common Shares;

               (e) other than in the ordinary course of business consistent with past practice, make any tax election or enter into any settlement or compromise of any tax liability except for such settlements or compromises as individually or in the aggregate would not be reasonably likely to have a Parent Material Adverse Effect;

               (f) take any action that would cause any of its representations and warranties herein to become untrue in any material respect; and

               (g) agree, resolve or otherwise commit to do any of the foregoing.

               Section 7.2. Director and Officer Liability. (a) Parent and the Surviving Corporation agree that the indemnification obligations set forth in the Company's certificate of incorporation, as amended, and the Company's bylaws, in each case as of the date of this Agreement, shall survive the Merger and shall not be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of the individuals who on or prior to the Effective Time were directors, officers, employees or agents of the Company or the Company Subsidiaries.

               (b) The Company shall indemnify and hold harmless, and, after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify and hold harmless, in each case to the fullest extent permitted under applicable law, each present and former director or officer of the Company and each Company Subsidiary and each such person who served at the request of the Company or any Company Subsidiary as a director or officer, (collectively, the "Indemnified Parties") against all costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer or director, in each case occurring before the Effective Time (including the transactions contemplated by this Agreement) and the Stock Option Agreement). Subject to an Indemnified Party's obligation to refund any advances in accordance with the DGCL, Parent shall advance all expenses reasonably incurred by such Indemnified Party.

               (c) Immediately prior to the Closing, the Company shall purchase, from an insurer chosen by the Company, a single payment, run-off policy of directors' and officers' liability insurance covering current and former officers and directors of the Company and its Subsidiaries on terms and conditions as favorable as may be available (but no more favorable to the Indemnified Parties than the policy in effect as of the date hereof) for a premium not to exceed $250,000 in the aggregate, such policy to become effective at the Closing and remain in effect for a period of six years after the Closing.

               (d) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and his or her heirs and legal representatives, and shall be in addition to any other rights any Indemnified person may have.

               Section 7.3. Employee Benefits. (a) Following the Effective Time and until December 31, 1999 Parent shall, or shall cause Surviving Corporation and its Subsidiaries to, continue to maintain each Company Employee Plan in existence on the date hereof (other than any stock option or other equity-related plans maintained by the Company) in accordance with their existing terms and during the period of January 1, 2000 through December 31, 2000, Parent shall, or shall cause the Surviving Corporation and its Subsidiaries to, maintain benefit plans which are in the aggregate at least as favorable to the employees of the Surviving Corporation and its Subsidiaries (the "Employees") as the benefit plans in effect as of the date hereof, excluding for these purposes any stock option or other equity-related plans maintained by the Company.

               (b) Parent shall, or shall cause the Surviving Corporationand its Subsidiaries to, (i) waive all limitations as to preexisting conditions and waiting periods with respect to participation and coverage requirements applicable to the Employees under any welfare plan in which such Employees may be eligible to participate after the Effective Date (except to the extent that such conditions or waiting periods would apply under the then existing plans of the Company and the Company Subsidiaries absent any change in such welfare plan coverage), (ii) provide each Employee with credit for all service with the Company and the Company Subsidiaries for purposes of participation eligibility and vesting (but not for purposes of benefit calculation, early retirement factors or benefit accruals, other than benefits previously accrued under a Company Employee Plan) under each employee benefit plan covering such Employees after the Effective Time.

               (c) Parent shall at the regular meeting of the Organization and Compensation Committee of the Board of Directors of Parent to be held in March of 1999, recommend to such committee to grant to certain employees of the Company, as of the Effective Time, options on not more than 200,000 Parent Common Shares under Parent's Long-Term Stock Incentive Plan based on the recommendations by the Company and in accordance with the terms described on
Schedule 7.03(c).

               Section 7.4. Stock Exchange Listing. Parent shall use its reasonable best efforts to cause the Parent Common Shares to be issued in connection with the Merger or upon exercise of Parent Options to be listed on the NYSE, subject to official notice of issuance.

               Section 7.5. Conduct of MergerSub. Parent will take all action necessary to cause MergerSub (a) to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement and (b) not to engage in any activities or incur any liabilities or obligations other than in connection with or as contemplated by this Agreement.


                                   ARTICLE 8
                      Covenants of Parent and The Company

               The parties hereto agree that:

               Section 8.1. Reasonable Best Efforts. Subject to the terms and conditions hereof, each party will use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practicable.

               Section 8.2. Certain Filings; Cooperation in Receipt of Consents. (a) As promptly as practicable after the date hereof, Parent and the Company shall prepare and Parent shall file with the SEC the Registration Statement, in which the Proxy Statement/Prospectus will be included. Each of the Company and Parent shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger. The Company shall mail the Proxy Statement/Prospectus to its stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act and, if necessary, after the Proxy Statement/Prospectus shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material, and, if required in connection therewith, resolicit proxies. Parent shall also take any action required to be taken under any applicable state securities or blue sky laws in connection with the issuance of Parent Common Shares in the Merger.

               (b) No amendment or supplement to the Proxy Statement/Prospectus will be made by the Company or Parent without the approval of the other party, which will not be unreasonably withheld or delayed. Each party will advise the other party, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time the Company or Parent discovers any information relating to either party, or any of their respective Affiliates, officers or directors, that should be set forth in an amendment or supplement to the Proxy Statement/Prospectus, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law or regulation, disseminated to the stockholders of the Company and Parent.

               (c)  The Company and Parent shall cooperate with one another in
(i) determining whether any other action by or in respect of, or filing with, any Governmental Entity is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated hereby, (ii) seeking any such other actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith and seeking promptly to obtain any such actions, consents, approvals or waivers and (iii) setting a mutually acceptable date for the Company Stockholder Meeting. Each party shall permit the other party to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Entity or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the applicable Governmental Entity or other Person, give the other party the opportunity to attend and participate in such meetings and conferences, in each case in connection with the transactions contemplated hereby.

               Section 8.3. Public Announcements. The parties shall consult with each other before issuing any press release or making any public statement with respect to this Agreement and the Stock Option Agreement and the transactions contemplated hereby and thereby and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

               Section 8.4. Access to Information; Notification of Certain Matters. (a) From the date hereof until the Effective Time and subject to applicable law, the Company and Parent shall (i) give to the other party, its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of such party,
(ii) furnish or make available to the other party, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and (iii) instruct its employees, counsel, financial advisors, auditors and other authorized representatives to cooperate with the reasonable requests of the other party in its investigation. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the other party. All such information shall be governed by the terms of the Confidentiality Agreement between Parent and the Company dated January 5, 1999 (the "Confidentiality Agreement") (provided, however, that Parent shall be permitted to use such information for all purposes of consummating this Agreement and transition planning). No information or knowledge obtained in any investigation pursuant to this
Section 8.4(a) shall affect or be deemed to modify any representation or warranty made by any party hereunder.

               (b) Each party hereto shall give notice to each other party hereto, as promptly as practicable after the event giving rise to the requirement of such notice, of:

                                (i) any communication received by such party
               from, or given by such party to, any Governmental Entity in connection with any of the transactions contemplated hereby; and

                               (ii) any actions, suits, claims, investigations
               or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed, or that relate to the consummation of the transactions contemplated by this Agreement provided, however, that the delivery of any notice pursuant to this Section 8.4(b) shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

               Section 8.5. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or MergerSub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or MergerSub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

               Section 8.6. Tax and Accounting Treatment. (a) Prior to and following the Effective Time, each party shall use its reasonable best efforts to cause the Merger to qualify as a 368 Reorganization, and will not take any action reasonably likely to cause the Merger not so to qualify.

               (b) Each party shall use its reasonable best efforts to obtain the opinions referred to in Sections 9.2(b) and 9.3(c).

               Section 8.7. Affiliate Letters. Within 30 days following the date hereof, the Company shall cause to be delivered to Parent a letter identifying, to the Company's knowledge, all Persons who may be deemed to be "affiliates" of the Company for purposes of Rule 145(c) under the Securities Act. The Company shall use commercially reasonable efforts to cause each such Person who is so identified to deliver to Parent on or prior to the Effective Time a letter agreement substantially in the form of Exhibit A-1 to this Agreement.


                                   ARTICLE 9
                           Conditions to the Merger

               Section 9.1. Conditions to the Obligations of Each Party. The obligations of the Company, Parent and MergerSub to consummate the Merger are subject to the satisfaction of the following conditions:

               (a)  the Company Stockholder Approval shall have been obtained;

               (b) the Parent Common Shares to be issued in the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance;

               (c) (i) the Proxy Statement/Prospectus shall have become effective in accordance with the provisions of the Securities Act, no stop order suspending the effectiveness of the Proxy Statement/Prospectus shall have been issued by the SEC and no proceedings for that purpose shall have been initiated by the SEC and not concluded or withdrawn and (ii) all state securities or blue sky authorizations necessary to carry out the transactions contemplated hereby shall have been obtained and be in effect;

               (d) (i) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been earlier terminated and
(ii) if required by applicable law, the parties shall have received a decision from the European Commission under Regulation 4064/89 that the proposed Merger and any matters arising therefrom fall within either
Article 6.1(a) or Article 6.1(b) of such Regulation and that, in any event, the Merger will not be referred to any competent authority or dealt with by the European Commission pursuant to Article 9.3 of such Regulation;

               (e) all notices, reports and other filings required to be made prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries from, any Commissioner of Insurance, or any other governmental authority of any jurisdiction, in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement shall have been made or obtained (as the case may be) other than any such consents, approvals or permits, the absence of which would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect; and

               (f) no Governmental Entity of competent authority or jurisdiction shall have issued any order, injunction or decree, or taken any other action, that is in effect and restrains, enjoins or otherwise prohibits the consummation of the Merger.

               Section 9.2. Conditions to the Obligations of The Company. The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further conditions:

               (a) (i) Parent and MergerSub each shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the time of the filing of the Certificate of Merger, (ii)
(A) the representations and warranties of Parent contained in this Agreement that are qualified by reference to a Parent Material Adverse Effect shall be true and correct when made and at and as of the time of filing the Certificate of Merger, as if made at and as of such time (except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case it shall be true and correct as of such date) and (B) all other representations and warranties of Parent shall have been true and correct when made and at and as of the time of the filing of the Certificate of Merger as if made at and as of such time (except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case it shall be true and correct as of such date), except for such inaccuracies as are not reasonably likely, individually or in the aggregate, to have a Parent Material Adverse Effect, and (iii) the Company shall have received a certificate signed by the Chief Executive Officer or Chief Financial Officer of Parent to the foregoing effect;

               (b) The Company shall have received an opinion of Dewey Ballantine LLP in form and substance reasonably satisfactory to the Company, on the basis of certain facts, representations and assumptions set forth in such opinion, dated as of the date of the filing of the Certificate of Merger, to the effect that the Merger will be treated for federal income tax purposes as a 368 Reorganization. In rendering such opinion, such counsel shall be entitled to rely upon customary representations of officers of the Company and Parent in form and substance reasonably satisfactory to such counsel and other reasonable assumptions set forth therein; and

               (c) The parties shall have obtained or made all consents, approvals, actions, orders, authorizations, registrations, declarations, announcements and filings contemplated by Sections 4.3 and 5.3 which if not obtained or made (i) would render consummation of the Merger illegal or
(ii) (assuming the Effective Time had occurred) would be reasonably likely to have a Parent Material Adverse Effect.

               Section 9.3. Conditions to the Obligations of Parent and MergerSub. The obligations of Parent and MergerSub to consummate the Merger are subject to the satisfaction of the following further conditions:

               (a) (i) The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) (A) the representations and warranties of the Company contained in this Agreement that are qualified by reference to a Company Material Adverse Effect shall be true and correct when made and at and as of the time of the filing of the Certificate of Merger, as if made at and as of such time (except to the extent any such representation or warranty speaks as of an earlier date, in which case it shall be true and correct as of such date) and (B) all other representations and warranties of the Company shall have been true and correct when made and at and as of the time of filing of the Certificate of Merger, as if made as of such time (except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case it shall be true and correct as of such date), except for such inaccuracies as are not reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect, and (iii) Parent shall have received a certificate signed by the Chief Executive Officer, President or Chief Financial Officer of the Company to the foregoing effect;

               (b) The parties shall have obtained or made all consents, approvals, actions, orders, authorizations, registrations, declarations, announcements and filings contemplated by Sections 4.3 and 5.3 which if not obtained or made (i) would render consummation of the Merger illegal or (ii) (assuming the Effective Time had occurred) would be reasonably likely to have a Parent Material Adverse Effect or a Company Material Adverse Effect; and

               (c) Parent shall have received an opinion of Davis Polk & Wardwell in form and substance reasonably satisfactory to Parent, on thebasis of certain facts, representations and assumptions set forth in such opinion, dated as of the date of the filing of the Certificate of Merger, to the effect that the Merger will be treated for federal income tax purposes as a 368 Reorganization. In rendering such opinion, such counsel shall be entitled to rely upon customary representations of officers of the Company and Parent in form and substance reasonably satisfactory to such counsel and other reasonable assumptions set forth therein.


                                  ARTICLE 10
                                  Termination

               Section 10.1. Termination. This Agreement may be terminated at any time prior to the Effective Time by written notice by the terminating party to the other party (except if such termination is pursuant to Section 10.1(a)), whether before or after the Company
Stockholder Approval shall have been obtained:

               (a)  by mutual written agreement of Parent and the Company;

               (b)  by either Parent or the Company, if

                              (i) the Merger shall not have been consummated by December 31, 1999 (the "End Date"); provided, however, that the right to terminate this Agreement under this
               Section 10.1(b)(i) shall not be available to any party whose breach of any provision of this Agreement has resulted in the failure of the Merger to occur on or before the End
               Date;

                               (ii)  there shall be any law or regulation
               that makes consummation of the Merger illegal or otherwise prohibited or any judgment, injunction, order or decree of any Governmental Entity having competent jurisdiction enjoining the Company, Parent or MergerSub from consummating the Merger is entered and such judgment, injunction, judgment or order shall have become final and nonappealable and, prior to such termination, the parties shall have used their respective reasonable best efforts to resist, resolve or lift, as applicable, such law, regulation, judgment, injunction, order or decree;

                              (iii)  at the Company Stockholder Meeting
               (including any adjournment or postponement thereof), the Company Stockholder Approval shall not have been obtained;

               (c) by the Company, (i) if a breach of any representation, warranty, covenant or agreement on the part of Parent or MergerSub set forth in this Agreement shall have occurred which would cause the condition set forth in Section 9.2(a) not to be satisfied, and such condition shall be incapable of being satisfied by the End Date; or (ii) as contemplated by
Section 6.3(d); or

               (d) by Parent, (i) if the Company's Board of Directors shall have (A) amended, modified, withdrawn, conditioned or qualified the Company Recommendation in a manner materially adverse to Parent and/or (B) recommended any Acquisition Proposal to the Company's stockholders; (ii) if there shall have occurred a willful and material breach of Sections 6.2 or 6.3 by the Company, any Company Subsidiary or any of their respective officers, directors, employees, advisors or other agents; or (iii) if a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement shall have occurred which would cause the condition set forth in Section 9.3(a) not to be satisfied, and such condition is incapable of being satisfied by the End Date.

               Section 10.2. Effect of Termination. If this Agreement is terminated pursuant to Section 10.1 (including any such termination by way of Section 6.3(d)), there shall be no liability or obligation on the part of Parent, the Company, MergerSub, or any of their respective officers, directors, stockholders, agents or Affiliates, except as set forth in Section 10.3; provided that the provisions of Sections 10.2, 10.3, 11.1, 11.3, 11.4, 11.5, 11.6, 11.7, 11.8, 11.9 and 11.10 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

               Section 10.3. Fees and Expenses. (a) Except as set forth in this Section 10.3, all fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated. Nothing herein shall relieve any party hereto of any liability or damages resulting from any breach of this Agreement; provided, however, that the Company shall have no further liability or obligation pursuant to this Agreement if it shall have paid the Termination Fee (as hereinafter defined).

               (b) If this Agreement is terminated pursuant to Section 10.1(c)(ii), or Section 10.1(d)(i), the Company shall (i) pay to Parent a Termination Fee and (ii) reimburse Parent for its actual, documented out-of-pocket expenses incurred to third parties in connection with the transactions contemplated hereby not to exceed $4 million.

               (c) If this Agreement is terminated by either party pursuant to
Section 10.1(b)(iii),

                         (x) the Company shall reimburse Parent for its actual,
                   documented out-of-pocket expenses incurred to third parties in connection with the transactions contemplated hereby not to exceed $4 million, and

                         (y) if (A) at the time of termination, an Acquisition
                   Proposal shall have been made and be pending and (B) within 12 months after such termination, a Third Party Acquisition Event occurs, the Company shall pay to Parent the Termination Fee within one Business Day of the earlier to occur of the date on which it enters into any agreement constituting, or consummates such Third
                   Party Acquisition Event.

               (d)  If this Agreement is terminated by Parent pursuant to
Section 10.01(d)(ii),

                         (x) the Company shall reimburse Parent for its
                   actual, documented out-of-pocket expenses incurred to third parties in connection with the transactions contemplated hereby not to exceed $5 million, and

                         (y) if within 12 months after such termination, a
                   Third Party Acquisition Event occurs, the Company shall pay to Parent the Termination Fee within one Business Day of the earlier of the date on which it enters into any agreement constituting, or consummates, such Third Party Acquisition Event.

               (e) "Termination Fee" means, in the case of a termination fee payable pursuant to (i) Section 10.03(b) or 10.03(c) hereof, $30 million, or
(ii) Section 10.03(d), $40 million.

               (f) A "Third Party Acquisition Event" means (i) the consummation of an Acquisition Proposal involving the purchase of a majority of either the equity securities of the Company or of the consolidated assets of the Company and the Company Subsidiaries, taken as a whole, or any such transaction that, if it had been proposed prior to the termination of this Agreement would have constituted an Acquisition Proposal or (ii) the entering into by the Company or any of the Company Subsidiaries of a definitive agreement with respect to any such transaction.

               (g) Any payment of the Termination Fee (and reimbursement of expenses) pursuant to this Section 10.3 shall be made within one Business Day after termination of this Agreement (or as otherwise expressly set forth in this Agreement). If one party fails to pay to (or reimburse) the other promptly any fee or expense due hereunder (including the Termination Fee), the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee and/or expense at the publicly announced prime rate of Citibank, N.A. from the date such fee was required to be paid to the date it is paid.

               (h) Notwithstanding anything herein to the contrary, no party shall be required to pay a Termination Fee to the other party if the other party is in material breach of this Agreement.


                                  ARTICLE 11
                                 Miscellaneous

               Section 11.1. Notices. Except as otherwise expressly set forth in Section 6.3(c), all notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given, if to Parent or MergerSub, to:

                  The Chubb Corporation
                  15 Mountain View Road
                  P.O. Box 1615
                  Warren, New Jersey 07061-1615
                  Attention: General Counsel
                  Facsimile: (908) 903-3607

                  with a copy to:

                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, NY  10017
                  Attention:  Dennis S. Hersch
                  Facsimile:  (212) 450-4800

            if to the Company, to:

                  Executive Risk Inc.
                  82 Hopmeadow Street
                  P.O. Box 2002
                  Simsbury, CT 06070-7683
                  Attention: General Counsel
                  Facsimile: (860) 408-2464

                  with a copy to:

                  Dewey Ballantine LLP
                  1301 Avenue of the Americas
                  New York, NY 10019
                  Attention: James A. FitzPatrick, Jr.
                  Facsimile: (212) 259-6333

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received or (b) if given by any other means, when delivered at the address specified in this Section.

               Section 11.2. Survival of Representations, Warranties and Covenants after the Effective Time. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement. The covenants contained in Articles 2 and 3 and Sections 6.4, 7.2, 7.3, 11.2, 11.4, 11.5, 11.6, 11.7, 11.8, 11.9, 11.10 shall survive the
Effective Time.

               Section 11.3. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and MergerSub or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the Company Stockholder Approval, no such amendment or waiver shall, without the further approval of such stockholders, be made that would require such approval under any applicable law, rule or regulation.

               (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

               Section 11.4. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, except that Parent or MergerSub may transfer or assign to any wholly owned Parent Subsidiary the right to enter into the transactions contemplated by this Agreement, provided that no such assignment shall be permitted if it would delay or impede the Merger or any of the other transactions contemplated by this Agreement, and any such transfer or assignment will not relieve Parent or MergerSub of its obligations hereunder. Any purported assignment in violation hereof shall be null and void.

               Section 11.5. Governing Law. This Agreement shall be construed in accordance with and governed by the internal laws of the State of Delaware without reference to its principles of conflicts of laws.

               Section 11.6. Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Except as set forth in Section 7.2, no provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

               Section 11.7. Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any other New York State court sitting in New York City, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.1 shall be deemed effective service of process on such party.

               Section 11.8. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

               Section 11.9. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

               Section 11.10. Entire Agreement. This Agreement (together with the exhibits and schedules hereto), the Stock Option Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              EXECUTIVE RISK INC.


                              By: /s/   Stephen J. Sills
                                  --------------------------------------------
                                  Name:  Stephen J. Sills
                                  Title: President and Chief Executive Officer


                              THE CHUBB CORPORATION


                              By: /s/ Dean R. O'Hare
                                  --------------------------------------------
                                  Name:  Dean R. O'Hare
                                  Title: Chairman and Chief Executive Officer



                              EXCALIBUR ACQUISITION, INC.


                              By: /s/ Glenn A. Montgomery
                                  --------------------------------------------
                                  Name:  Glenn A. Montgomery
                                  Title: Vice President